EXHIBIT 10.2

AMENDMENT TO DEBENTURE

The undersigned parties, SE Media Partners Inc (“Creditor”) and Minerco Resources Inc. (“Maker”), have previously entered into a convertible debenture (“the Note”) in the amount of Thirty-Six Thousand Dollars ($36,000), dated June 6th, 2011 herein to amend the terms of such debenture as follows:

WHEREAS, the Note was due on December 6, 2011; and

WHEREAS, the Creditor has neither received payment nor been able to utilize the convertibility clause in the Note due to adverse market conditions for the Maker’s stock including insufficient authorized common stock, and volatile stock prices; and

WHEREAS, the Maker has the ability to issue free-trading stock to the Creditor on the conversion of the debenture, subject to Rule 144, and

WHEREAS, the Parties agree to amend the terms of the original Note.

NOW THEREFORE, the parties agree that the Section “Conversion Price” shall be modified as follows:

“Conversion Price” shall be $0.001 or 50% of the lowest Per Share Market Value of the five (5) Trading Days immediately preceding a Conversion Date, whichever is lowest.

Agreed this 1st Day of February 2012.

CREDITOR	MAKER

By: John R. Loud	By: Sam J Messina III
SE Media Partners Inc	Minerco Resources Inc.